Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
FOURTH AMENDMENT TO THE
FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS FOURTH AMENDMENT, effective as of July 16, 2026 (the “Effective Date”), to the Fund Sub-Administration Servicing Agreement, dated as of April 6, 2023, as amended (the “Agreement”), is entered into by and between ARISTOTLE INVESTMENT SERVICES, LLC, a Delaware limited liability company (the “Administrator”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the term of the Agreement; and

WHEREAS, the parties wish to add services applicable to exchange traded funds (each an “ETF Series”, and collectively with each Fund Series, the “Fund(s)”) to the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement; and WHEREAS, the parties desire to amend Exhibit B of the Agreement; and WHEREAS, the parties desire to amend the Agreement to add Exhibit B-1 for the ETF
Series; and

WHEREAS, Section 12(E) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.Section 12.A of the Agreement is hereby superseded and replaced in its entirety with the following:

12. Term of the Agreement; Amendment

A. This Agreement shall become effective as of July 16, 2026 and will continue in effect for a period of three (3) years (“New Term”). Following the New Term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

Paragraphs B. – E. remain unchanged by this amendment and shall remain in full force and effect. Any other reference to “Initial Term” (Section 13.a.) in the Agreement shall hereby be changed to “New Term.”

1

2.Section 3 of the Agreement is hereby superseded and replaced in its entirety with the following:

The services and duties of USBGFS as sub-administrator are described in Exhibit D, attached hereto. For the avoidance of doubt, Exhibit D applies to all Funds, any services and duties specific to ETF Series only are described in Exhibit E.

3.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
4.Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.
5.Exhibit B-1 for the ETF Series attached hereto is hereby added to the Agreement.
6.Exhibit D of the Agreement is hereby superseded and replaced in its entirety with Exhibit F attached hereto.

7.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ARISTOTLE INVESTMENT SERVICES, LLC

By: /s/ Kim St. Hilaire         Name: Kim St. Hilaire         Title: Chief Operating Officer         Date: 7/16/2026

U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elizabeth Scalf
Name: Elizabeth Scalf
Title: Senior Vice President
Date: 7/17/2026

2

EXHIBIT A
to the
Fund Sub-Administration Servicing Agreement Separate Series of Aristotle Funds Series Trust

Name of Series
Aristotle Ultra Short Income Fund Aristotle Short Duration Income Fund Aristotle Core Income Fund
Aristotle Core Bond Fund Aristotle Strategic Income Fund
Aristotle Floating Rate Income Fund Aristotle High Yield Bond Fund Aristotle Small/Mid Cap Equity Fund Aristotle Small Cap Equity Fund Aristotle Growth Equity Fund Aristotle Core Equity Fund
Aristotle International Equity Fund
Aristotle Portfolio Optimization Conservative Fund (to be renamed Aristotle Multi-Asset Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Moderate Conservative Fund (to be renamed Aristotle Multi-Asset Balanced Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Moderate Fund (to be renamed Aristotle Multi-Asset Balanced Fund effective July 29, 2026)
Aristotle Portfolio Optimization Growth Fund (to be renamed Aristotle Multi-Asset Growth and Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Aggressive Growth Fund (to be renamed Aristotle Multi-Asset Growth Fund effective July 29, 2026)Aristotle Value Equity Fund
Aristotle/Saul Global Equity Fund Aristotle Pacific EXclusive Fund Series H Aristotle Pacific EXclusive Fund Series I Aristotle Pacific EXclusive Fund Series C

Name of ETF Series
Aristotle Core Plus Income ETF Aristotle Multi-Sector Income ETF Aristotle Short Term Income ETF

3

EXHIBIT B

Fees

Fees Applicable to Mutual Funds

Regulatory Administration Services Project Fee Schedule
Ongoing annual regulatory administration services – in support of external legal counsel Only applies in proprietary trust structure. Includes annual registration statement update and drafting of supplements:
•$[ ] annually

Additional Regulatory Administration Services
•Subsequent new fund launch – $[ ] per fund or as negotiated
•Subsequent new share class launch – $[ ] per project
•Multi-managed funds – as negotiated based upon specific requirements
•Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the Administrator and not the Fund(s). Fund startup and registration service fees are billed 50% following the selection USBGFS and 50% 75 days after the preliminary registration statement is filed with the SEC.

Extraordinary services – negotiated based upon specific requirements
•Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

4

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund Complex*
[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance Minimum Annual Fee: $[ ] per fund

Services Included in Annual Fee Per Fund
•Advisor Information Source – On-line access to portfolio management and compliance information.
•Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
•Core Tax Services – See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services
Pricing Services
•$[ ] – Listed Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
•$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Corporate; Government and Agency Bonds; and High Yield Bonds.
•$[ ] – Bank Loans
•Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ] - Intraday money market funds pricing, up to 3 times per day
•$[ ] per Month Manual Security Pricing (>25per day)
Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.

Corporate Action and Factor Services
•$[ ] per Foreign Equity Security per Month
•$[ ] per Domestic Equity Security per Month
•$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

5

Third Party Administrative Data Charges (descriptive data for each security)
•$[ ] per security per month for fund administrative data

SEC Modernization Requirements
•Form N-PORT – $[ ] per year, per Fund
•Form N-CEN – $[ ] per year, per Fund

Chief Compliance Officer Support Fee
•$[ ] per year per fund complex (Fund Series and ETF Series together)
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly in arrears.

The fees described above with respect to Fund Administration, Fund Accounting & Portfolio Compliance Services and the Chief Compliance Officer Support Fee apply to the services under both this Agreement and the Fund Accounting Services Agreement between USBGFS and the Trust of even date herewith. For the avoidance of doubt, these fees will be assessed once for the Trust and not separately under each Agreement, even though each Agreement has an identical Exhibit B with respect to Fund Administration, Fund Accounting & Portfolio Compliance Services.

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Fund Administration & Portfolio Compliance Additional Services Fee Schedule
Transfer In-Kind
•Tax Free Transfer In-Kind Cost Basis Tracking* – $[ ] per sub-account per year

Daily Compliance Services (if required)
•Base fee – $[ ] per fund per year
•Setup – $[ ] per fund group

Section 18 Compliance Testing
•$[ ] set up fee per fund complex
•$[ ] per fund per month

Section 15(c) Reporting
•$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report
•Additional 15(c) reporting is subject to additional charges
•Standard data source – Morningstar; additional charges will apply for other data services

Equity & Fixed Income Attribution Reporting
•Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Fees for Special Situation:
•Fee will be assessed.
Rule 2a-5 Reporting (valuation reporting and support):
•$[ ] per fund (Waived)
Customized delivery of data:
TBD
Core Tax Services
A-1book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services
▪Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year

7

▪Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
▪State tax returns - (First two included in core services) – $[ ] per additional return

Tax Reporting – MLP C-Corporations

Federal Tax Returns
▪Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
▪Prepare Federal and State extensions (If Applicable) – Included in the return fees
▪Prepare provision estimates – $[ ] Per estimate
State Tax Returns
▪Prepare state income tax returns for funds and blocker entities – $[ ] per state return
▪Sign state income tax returns – $[ ] per state return
▪Assist in filing state income tax returns – Included with preparation of returns
▪State tax notice consultative support and resolution – $[ ] per fund
Tax Reporting – Controlled Foreign Corporations (CFCs)
•Prepare book-to-tax adjustments & Form 5471– $[ ] per year

Optional Tax Services
•Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
•State tax returns - (First two included in core services) – $[ ] per additional return

Wash Sales Reporting Services Offering

Transactions	Annual Price (USD)
1-500	$[ ]
501-15,000	$[ ]
15,001-30,000	$[ ]
30,001-75,000	$[ ]
75,001-150,000	$[ ]
150,001-250,000	$[ ]
250,000+	$[ ] per transaction

8

Exhibit B-1

Fees

Fees Applicable to ETFs

Annual Base Fees
Based upon the Average Net Assets of the Fund Complex (Fund Series and ETF Series together)

	First $[ ]	Next $[ ]	Balance	Minimum Fee per Fund
Fund Administration & Fund Accounting	[ ] bps	[ ] bps	[ ] bps	$[ ]

Chief Compliance Officer Support Fee****	$[ ] per year per fund complex for each U.S. Bank service selected
Note: Additional fee of $[ ] for each additional blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor; Additional fee of $[ ] for each intraday NAV calculation in excess of one strike per day. All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.
****Global Fund Services does not serve as the fund’s Chief Compliance Officer. ETFs are included in the $3,00 Chief Compliance Officer Support Fee for mutual funds.

Annual Base Fees include the following services:
•Fund Administration: Adviser Information Source (On-line access to portfolio management and compliance information); Daily Performance Reporting (pre and post-tax fund and/or sub-advisor performance reporting.); Income Distribution Calculations and Payments (Limited to twelve), additional estimates to be negotiated ad-hoc; Core Tax Services (M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes for fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC, Prepare Annual TDF FBAR filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two), and cooperation with fund auditors.)
•Chief Compliance Officer Support Fee: Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines; Quarterly 38a-1 certifications to the CCO; CCO events, including quarterly business update calls and periodic webinars and CCO forums.

9

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

10

Additional Services

Regulatory Administration Services
Services in support of fund legal counsel. Fund legal counsel fees are not included.

Annual Regulatory Administration Services*
•Only applies in proprietary trust structure. Includes annual registration statement update and drafting of supplements: $[ ] annually (ETFs are included in the $[ ] Regulatory Administration fee for the mutual funds)
Additional Regulatory Administration Services
•Subsequent new fund registration– $[ ] per fund base fee, plus additional as negotiated due to project complexity
•Subsequent new share class registration– $[ ] per project
•Other projects are negotiated upon specific requirements, including reorganizations, proxies, exemptive applications, and expedited filings
*Above fees are applicable when all new funds are registered in a single statutory prospectus as part of the same EDGAR filing submission. Additional negotiated fees may apply to projects with multiple statutory prospectuses or separate filing submissions. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

11

Fund Administration and Fund Accounting Services

Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
•$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[ ]– Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage-Backed Securities, and Municipal Bonds
•$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds
•$[ ]- Bank Loans
•Derivative Instruments are generally charged at the following rates:
–$[ ] – Interest Rate Swaps, Foreign Currency Swaps
–$[ ] – Swaptions
–$[ ] – Credit Default Swaps
•$[ ] Intraday money market funds pricing, up to 3 times per day
•$[ ] per Month Manual Security Pricing (>25per day)

Note: Prices are based on using Fund Services’ primary service provider which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs, private credit, private equity, and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
•$[ ] per Foreign Equity Security per Month for Corporate Action Services
•$[ ] per Domestic Equity Security per Month for Corporate Action Services
•$[ ] per CMO and Asset Backed Security per Month for Factor Services
•$[ ] per Fixed Income Security per Month for ETF Income Projections

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

12

Index Service Fees
•$[ ] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$[ ] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFR Indexes
•$[ ] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[ ] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[ ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
All Data Service charges are subject to change based on cost increases from underlying data providers.

Regulatory Filing Requirements
•Form N-PORT – $[ ] per year, per Fund
•Form N-CEN – $[ ] per year, per Fund
•Tailored Shareholder Reporting - $[ ] per year, per fund (first class), $[ ] per year for each additional class

Optional Daily Post-Trade Compliance Reporting Services
•$[ ] for the first fund per fund complex
•$[ ] for each additional fund

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
FTP Data Transmission – One-Time Setup Fee	$[ ]
FTP Data Transmission – Monthly Service Fee	$[ ]
*Additional fees may apply from index providers

13

Section 15(c) Reporting
•$[ ] per fund per standard reporting package for annual 15(c) meeting*
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15(c) reporting is subject to additional charges
•Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

14

Administrative Services – C-Corporations
•1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
•1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]

Transfer In-Kind Services
•Secondary Books for Cost Basis Tracking – $[ ] per sub-account per year

ESG Compliance Reporting Services
•Monthly Investor Transparency Reporting $[ ] per year per fund.
Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net Asset Value or as a percentage of total portfolio holdings.

15

Tax Reporting – C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $[ ] Per estimate

State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Tax Reporting – Controlled Foreign Corporations (CFCs) Prepare book-to-tax adjustments & Form 5471– $[ ] per year Optional Tax Services
•Additional Capital Gain Dividend Estimates – (First two included in core services) –
$[ ] per additional estimate
•State tax returns - (First two included in core services) – $[ ] per additional return

Wash Sales Reporting Services Offering

Transactions	Annual Price (USD)
1-500	$[ ]
501-15,000	$[ ]
15,001-30,000	$[ ]
30,001-75,000	$[ ]
75,001-150,000	$[ ]
150,001-250,000	$[ ]
250,000+	$[ ] per transaction

16

EXHIBIT D

Services
CORE SERVICES FOR BOTH FUND SERIES AND ETF SERIES

USBGFS shall provide the following administration services with respect to each Fund:

A.General Fund Management:

(1)    Act as liaison among Trust service providers.

(2)    Supply:

a.    Non-investment-related statistical and research data as requested.

b.    Other research and industry data as requested.

(3)    In coordination with the Administrator:

a.    Prepare agendas and other materials for quarterly Board of Trustees (the “Board”) meetings.

b.    Post materials to the Board’s web portal (Diligent) and maintain all records and materials posted therein, so long as Administrator continues to elect to use the Comprehensive Digital Services as described in Exhibit F.

c.    Take minutes of Board meetings.

d.    Prepare Board written consents and related materials.

e.    Take such other actions in connection with the Board and its meetings as reasonably requested.

(4)    Coordinate the Fund’s communications, such as:

a.    Prepare reports based on financial and administrative data.

b.    Assist with the selection of the independent auditor.

c.    If requested by the Administrator, secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the “SEC”) filings relating thereto.
d.    Recommend dividend declarations to the Administrator and prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

17

(5)    Audits and Exams:
a.    For the annual Fund independent audit, prepare appropriate schedules and materials. Provide requested information to the independent auditors, and facilitate the audit process.

b.    For the SEC or other regulatory exams, provide requested information to the SEC, other regulatory agencies, or the Administrator to assist the exam process.

(6)    Pay Fund expenses upon written authorization from the Administrator.
(7)    Keep the Trust’s governing documents, including its charter, bylaws and minutes, but only to the extent such documents are provided to USBGFS by the Administrator, the Trust or its representatives for safe keeping.

B.Compliance:

(1)    Regulatory Compliance:

a.    Monitor compliance with the 1940 Act requirements, including:

(i)    Calculation of asset and diversification tests on a quarterly basis.
(ii)    Calculation of total return and SEC yields.

(iii)    Maintenance of all books and records as required by the 1940 Act and applicable rules thereunder.

b.    At each quarter-end and on a post-trade basis, monitor each Fund's compliance with applicable 1940 Act requirements and the policies and investment limitations as set forth in its prospectus (the “Prospectus”) and statement of additional information (the “SAI”) included in its registration statement on Form N-1A (or similar documents) filed with the SEC (“Registration Statement”).

c.    Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Administrator in connection with (i) any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of USBGFS’ compliance program as it relates to the Funds, provided the same shall not be deemed to change USBGFS’ standard of care as set forth herein.

d.    In order to assist the Funds in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Compliance Rule”), USBFS will provide the Fund’s Chief Compliance Officer with reasonable access to USBGFS’ fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and

18

related certifications regarding any Material Compliance Matter (as defined in the Compliance Rule) involving USBGFS that affect or could affect the Funds.

e.    In coordination with the Administrator, prepare and maintain a “compliance calendar” for the Trust containing relevant filing and Board meeting deadlines.

(2)    Blue Sky Compliance:

a.    Prepare and file with the SEC and appropriate state securities authorities any and all required compliance filings (e.g., Form D and “blue sky” filings) relating to the qualification of the securities of the Funds so as to enable the Funds to make a continuous offering of their shares in all states and applicable U.S. territories.

b.    Monitor status and maintain registrations in each state and applicable
U.S. territories.

(3)    SEC Registration and Reporting:

a.    Prepare and file, in coordination with the Administrator and Fund counsel, the Registration Statement, including interim supplements and annual updates thereto.

b.    Prepare and file, in coordination with the Administrator and Fund counsel, annual and semiannual shareholder reports and other filings, such as, but not limited to, Form N-CEN, Form N-CSR, Form N-PORT, Form N-PX, Form N-LIQUID, Form N-RN and Rule 24f-2 notices, or any successor forms thereto.

c.    Coordinate the printing, filing and mailing of Prospectuses and shareholder reports, and amendments and supplements thereto.

d.    File fidelity bond under Rule 17g-1.

e.    Monitor sales of Fund shares and ensure that such shares are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.

(4)    Tax Compliance:

a.    Monitor the Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation, review of the following:
(i)    Diversification requirements on a quarterly basis.

(ii)    Qualifying income requirements.

19

(iii)    Distribution requirements.

b.    Calculate required annual excise distribution amounts for the review and approval of Trust management and/or its independent accountant.

C.Financial Reporting:

(1)    Provide financial data required by the Registration Statement.

(2)    Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the SEC, and the independent auditor.

(3)    Supervise the Fund’s custodian and fund accountants in the maintenance of the Fund’s general ledger and in the preparation of the Funds’ financial statements, including oversight of expense accruals and payments, and the declaration and payment of dividends and other distributions to shareholders.

(4)    Compute the yield, total return, expense ratio and portfolio turnover rate of the Funds.

(5)    Monitor expense accruals and make adjustments as necessary; notify the Trust’s management of adjustments expected to materially affect a Fund’s expense ratio.

(6)    Prepare financial statements, which include, without limitation, the following items:

a.    Schedule of Investments.

b.    Statement of Assets and Liabilities.

c.    Statement of Operations.

d.    Statement of Changes in Net Assets.

e.    Statement of Cash Flows (if applicable).

f.    Financial Highlights.

g.    Note to Financial Statements.

D.Tax Reporting:

(1)    Prepare for the review of the independent accountants and/or Trust management the federal and state tax returns including without limitation, Form 1120 RIC and applicable state returns including any necessary schedules. USBGFS will prepare annual Fund federal and state income

20

tax return filings as authorized by and based on the instructions received by Trust management and/or its independent accountant. File on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8613, with any necessary schedules.

(2)    Provide the Trust’s management and independent accountant with tax reporting information pertaining to the Funds as required in a timely manner.

(3)    Prepare Fund financial statement tax footnote disclosures for the review and approval of Trust management and/or the independent accountant.

(4)    Prepare and file on behalf of Trust management Form 1099 MISC for payments to disinterested qualifying service providers.

(5)    Monitor wash sale losses.

(6)    Calculate Qualified Dividend Income (“QDI”) for qualifying Fund shareholders.
E.If the Administrator or Trust so elects, USBGFS shall provide additional services that are further described in the fee schedule Exhibit B.

21

EXHIBIT E
Services CORE SERVICES SPECIFIC TO ETF SERIES
I. SEC Registration and Reporting Support

A. Assist Fund counsel with application for exemptive relief, when applicable

ADDITIONAL AND SUPPLEMENTAL SERVICES

Any additional or supplemental services not listed above may be provided from time to time upon mutual agreement of the parties, subject in all cases to the terms and conditions of this Agreement. Any such additional or supplemental services shall be provided at the fees specified on Exhibit B-1 or at USBGFS’ then current standard rates for such services if not specified.

USBGFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY OF FUND DATA RECEIVED, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OF SUCH INFORMATION OR ITS FITNESS FOR A PARTICULAR PURPOSE.

22

EXHIBIT F

Digital Board Materials

1.Services. USBGFS shall provide one of the following supplemental digital board services to the Trust (the “Digital Board Services”) as the Fund may elect as described below:

a.Comprehensive Digital Services

i.Full access to the premium version of Diligent’s board portal, including compilation and distribution of all board materials by USBGFS.

b.Light Digital Offering

i.Compilation of all board materials by USBGFS into a PDF stored on a OneDrive site to be accessed by the Trust’s Board participants.

2.Compensation. The Trust shall pay to USBGFS fees for the Board Services selected in accordance with the fee schedules as follows:

a.Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price1 (USD)
Base Fee	$[ ]
Per User Fee[2]	$[ ]
Per Separate Committee[3] Fee	$[ ]

b.Light Digital Offering

Light Digital Offering
Description	Annual Price1 (USD)
Base Fee	$[ ]
1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

2 Per user fee applies to all users excluding any USBGFS employee who is not an officer of the Trust.
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

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3.Selection of Services.

a.Comprehensive Digital Services. The selection of Comprehensive Digital Services shall be binding on the Trust for one year. Following any one year period of Comprehensive Digital Services the Trust may select (i) Comprehensive Digital Services for an additional one year period, (ii) the Light Digital Offering, or (iii) only the basic board services provided under the Agreement.

b.Light Digital Offering. The selection of the Light Digital Offering shall be binding on the Trust for one quarter. Following any quarter for which the Trust has selected the Light Digital Offering the Trust may select (i) Comprehensive Digital Services, (ii) the Light Digital Offering for an additional quarter, or (iii) only the basic board services provided under the Agreement.

4.Third-Party Vendors.

a.The Comprehensive Digital Services are reliant upon services provided by Diligent as a third-party vendor to USBGFS, and if USBGFS shall cease to have access to the Diligent services for any reason the obligations of the parties hereto with respect to the Comprehensive Digital Services shall immediately terminate and USBGFS shall undertake to ensure all prior Trust board materials are preserved and transferred to a new provider or the Administrator.

b.The Trust agrees that it shall, and it shall cause its Board participants and other users to, comply with any terms of use established by Diligent, applicable to the use of the services and the access to any Diligent portals or electronic sites.

c.The Trust agrees that USBGFS shall not be responsible or liable for any actions or inactions of Diligent or any other third-party vendor, for any lack of access to any Diligent portal or other electronic site, or for any errors, data loss, or other cyber-security event by Diligent, at or through a Diligent maintained electronic site, or at any other third-party vendor.

d.USBGFS MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY, COMPLETENESS, OR SUFFICIENCY OF ANY DATA OR OTHER INFORMATION PROVIDED THROUGH THE DILIGENT PORTALS, ANY DILIGENT ELECTRONIC SITE, OR OTHERWISE THROUGH THE COMPREHENSIVE DIGITAL SERVICES OR THE LIGHT DIGITAL OFFERING.

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